Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated June 9, 2014, with respect to the financial statements of COSL-Expro Testing Services (Tianjin) Co., Ltd., included in the Registration Statement (Form F-1) and related Prospectus of Expro Oilfield Services PLC for the registration of its American depository shares (ADSs) dated June 30, 2014.

/s/ Ernst & Young Hua Ming LLP

Beijing, People’s Republic of China

June 30 2014